Exhibit 99.b(n)

                          FUND PARTICIPATION AGREEMENT

WHEREAS AIG Life Insurance Company ("Insurer") for itself and on behalf of its Separate Account I (the "Account") desires to purchase shares of the Putnam Funds listed on the attached Schedule A (the "Funds") to be made available to serve as underlying investment media for certain annuity contracts (the "Contracts") to be offered by the Insurer;

WHEREAS   Putnam   Retail   Management,   LP,   the  Funds'   distributor   (the
"Distributor"), desires to sell shares of the Funds to the Insurer for such purposes; and

WHEREAS, the Insurer and the Distributor desire to enter into an agreement to provide for certain administrative, service and procedural matters in connection with such sales.

NOW THEREFORE, the Insurer and the Distributor agree as follows as of this ___ day of February, 2002.

1. The Insurer represents that it has established the Account as a separate account under Delaware law to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by the Insurer to separate divisions of the Account for investment in the shares of specified investment companies selected among those investment companies available through the Account to act as underlying investment media. Selection of a particular investment company or companies is made by the owner of the Contract (the "Contract Owner") who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. The Insurer agrees to make reasonable efforts to market its Contracts. It will give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Account. In marketing its Contracts, the Insurer will comply with all applicable state or federal laws, including, but not limited to, delivering prospectuses for the Funds to potential and actual Contract Owners as required by applicable securities laws.

3. The Distributor represents that it is registered as a broker-dealer under the Securities Exchange Act of 1934, and may properly cause shares of the Funds to be made available for the purposes of this Agreement pursuant to a general distribution agreement between the Funds and the Distributor, that the Funds are duly registered under the Investment Company Act of 1940, as amended, and the shares of the Funds have been registered under the Securities Act of 1933, as amended.


5. The Distributor shall provide net asset value, dividend information and capital gain information at the close of trading each Business Day to the Insurer. The Distributor shall use its best efforts to supply such information by 6:30 p.m. Eastern Standard Time on such Business Day. The Distributor appoints the Insurer as its agent for the limited purpose of accepting orders for purchases and redemptions of shares of the Funds from Contract Owners. Orders by the Insurer for the Account will be placed and payment for net purchases will be wired to a custodial account designated by the Funds. Orders for liquidation of shares of the Funds and payment for the shares will be wired from the Funds' custodial account to an account designated by the Insurer. The Funds will execute purchase and redemption orders for shares at the net asset value as determined as of the close of trading on the Business Day of receipt of such orders in proper form by the Insurer, provided the Insurer receives such orders in proper form by close of the New York Stock Exchange and that such orders are received by the Distributor no later than 10:00 a.m. Eastern Standard Time of the following Business Day ("Settlement Date"). The Insurer shall make payment for such orders by 4:00 p.m. Eastern Standard Time of the Settlement Date. Orders received after such times will be executed at the closing price on the next Business Day. The Insurer elects to have dividends and capital gains distributions reinvested in additional shares at the ex-dividend date net asset value. The Insurer reserves the right to revoke this election and to receive all such dividend income and capital gain distributions in cash. The Funds reserve the right to suspend sales of their shares at any time and from time to time or to refuse any order to purchase their shares but such suspensions or refusals shall not be unreasonable. Business Day shall mean each day the New York Stock Exchange is open for trading.


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

The Fund shall transmit to the Company by 8:30 a.m. Eastern Standard Time on each Business Day a confirmation of any net purchase or redemption orders for shares of the Fund with a trade date of the second preceding Business Day. However, on any Business Day that is the first Business Day of the month, the Fund shall transmit such confirmation by 11:00 a.m. Eastern Standard Time. On each Business Day, the Fund shall also transmit to the Insurer a reconciliation of the number of shares in the Account.

6. All expenses incident to the performance by the Distributor under this Agreement shall be paid by the Distributor. All expenses incident to the performance by the Insurer under this Agreement shall be paid by the Insurer. The Funds shall pay the cost of registration of their shares with the Securities and Exchange Commission ("SEC"). The Funds shall distribute to the Insurer their proxy materials, periodic fund reports to shareholders and other material the Funds may require to be sent to participants. The Distributor shall provide the Insurer with the Funds'
      prospectuses and sales literature to be used in connection with transactions contemplated by this Agreement in such quantities as the Insurer may reasonably request. The Distributor or the Funds shall pay the cost of printing of proxy material, shareholder reports and prospectuses so long as these documents are requested in the form used generally in the public offering of the Funds' shares. The Insurer shall bear the costs of mailing such material to potential and existing shareholders.

7. Each Business Day the Insurer and the Fund will reconcile their records so that an appropriate number of shares of each of the Funds are credited to the Accounts invested in the Funds.

            (a) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Section 7 which is caused by the Fund, the Fund shall make any adjustments on its accounting system necessary to correct such error or delay and shall reimburse the Accounts for any losses or reasonable costs incurred directly as a result of the error or delay.

            (b) In the event of any error or delay with respect to the procedures outlined in this Section 7 which is caused by the Insurer, the Insurer shall adjust its records accordingly in order to correct such error or delay. The Insurer will notify the Fund of the error and required correction and shall reimburse Fund for any losses or reasonable costs incurred as a result of the error or delay. In the event of an error or delay caused by the Insurer, the Fund will process any adjustment with the trade date of the day such error or delay is identified by the Insurer to the Fund.

            (c) The Insurer and Fund, respectively, each agree to provide the other prompt notice of any errors or delays of the type referred to in this Section 7(a) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.


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

8. In the event of an error in the computation of a Fund's net asset value per share which, in accordance with procedures adopted by the Fund's Board of Directors consistent with views expressed by the staff of the Securities and Exchange Commission regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of an Account (a "Pricing Error"), the Fund shall notify the Insurer as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, the Fund shall reimburse the affected Fund for any loss (without taking into consideration any positive effect of such Pricing Error) and shall make appropriate adjustments to the Insurer's accounts, which adjustments shall net the impact of individual Contract gains and losses; this will result in either a net payment to the Account from the Fund (in the event of net Contract losses) or from the Account to the Fund (in the event of net
      Contract gains), but only to the extent the Insurer is able to and does subtract such gains from the Contract's Account Values. In addition, in the event that the Pricing Error causes the Insurer to incur any direct costs for re-processing Contract accounts under an Account, such as preparing and mailing revised statements, the Fund shall reimburse the Insurer for all such reasonable costs upon receipt from the Insurer of an invoice or other statement documenting such costs in reasonable detail.

9. (a) The Insurer and its agents shall make no representations concerning the Funds or Funds' shares except those contained in the then current prospectus or Statement of Additional Information of the Funds and in current printed sales literature of the Distributor except with the permission of the Distributor. The Insurer agrees to indemnify the Funds and the Distributor with regard to any misuse or misrepresentations by the Insurer or such agents associated with the material.

(b) The Distributor, the Funds and their agents shall make no representations concerning the Insurer, the Account or the Contracts except those contained in the then current prospectus for such Contracts, or in reports for the Account or prepared for distribution to owners of the Contracts, or in current printed sales literature or other promotional material approved by the Insurer, except with the permission of the Insurer. The Distributor agrees to indemnify the Insurer with regard to any misuse or misrepresentation by the Distributor or any Fund or such agents associated with the material.

10. Administrative services to participants shall be the responsibility of the Insurer and shall not be the responsibility of the Distributor or the Funds.

11. (a) So long as the Insurer complies with its obligations in this Section 11, the Distributor shall pay the Insurer a service fee (the "Service Fee") on shares of the Funds held in the Account at the annual rates specified in Schedule A (excluding any accounts for the Insurer's own corporate retirement plans), subject to Section 11(b) hereof.

(b)   The Insurer understands and agrees that:


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

      (i) all Service Fee payments are subject to the limitations contained in each Fund's Distribution Plan, which may be varied or discontinued at any time;

      (ii) the Insurer's failure to provide the services described in Section 11(c) or otherwise comply with the terms of the Agreement will render it ineligible to receive service fees; and

      (iii) the Distributor may amend this Section 11 to change the terms of the Service Fee payments with prior written notice to the Insurer.

(c) The Insurer will provide the following services to the Contract Owners purchasing Fund shares:

            (i) Maintain regular contact with Contract Owners and assist in answering inquiries concerning the Funds;

            (ii) Assist in distributing shareholder reports, prospectuses and other sale and service literature provided by the Distributor or the Fund;

            (iii) Assist the Distributor and its affiliates in the establishment and maintenance of shareholder accounts and records;

            (iv) Assist Contract Owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

            (v) Assist in processing purchase and redemption transactions; and

            (vi) Provide any other information or services as the Contract Owners or the Distributor may reasonably request.

The Insurer will support the Distributor's marketing efforts by granting reasonable requests for visits to the Insurer offices by the Distributor's wholesalers.

(d) The Insurer's compliance with the service requirement set forth in this Agreement will be evaluated from time to time by monitoring redemption levels of Fund shares held in the Account and by such other methods as the Distributor deems appropriate.

(e) The provisions of this Section 11 shall remain in effect for not more than one year from the date of its execution or adoption and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees of each of the Funds in conformity with Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Section 8 may be terminated at any time, without the payment of any penalty, by either party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-1 under the 1940 Act by the Trustees of any Fund or by the vote of the holders of the outstanding voting securities of any Fund.

(f) The Distributor shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Insurer under this Agreement and the purposes for which such expenditures were made.

12. This Agreement shall terminate:

      (a) at the option of the Insurer or the Distributor upon 90 days' advance written notice to the other party;

      (b) by the Distributor with respect to any Fund, upon 60 days prior notice of a decision by the Distributor to cease the public offering of shares of the Fund.

      (c) at the option of the Insurer if shares of the Funds are not available for any reason to meet the requirements of Contracts. Reasonable advance notice of election to terminate shall be furnished by the Insurer;

      (d) upon termination of the Distributors' general distribution agreement with the Funds. Notice of such termination shall be promptly furnished by the Distributor to the Insurer. This paragraph (d) shall not be deemed to apply if, contemporaneously with such termination, a new contract of substantially similar terms is entered into between the Distributor and the Funds;

      (e) upon assignment of this Agreement, at the option of any party not making the assignment, unless made with the written consent of each other; and

      (f) by one party upon material breach of the terms of this Agreement by the other party.

13. Termination pursuant to Section 12 shall not affect the Distributor's obligation to furnish shares of the Funds to the Contracts then in force for which the shares of the Funds serve or may serve as the underlying medium unless such further sale of shares of the Funds are prohibited by law, subject to the Funds' rights set forth in Section 4 to suspend sales of their shares or refuse any order to purchase shares.

14. Each notice required by this Agreement shall be given in writing and delivered via certified mail return receipt requested to:

      If to the Insurer:

             AIG Life Insurance Company
                  Pension Department
                  80 Pine Street/13th Floor
                  New York, NY  10005
                  Attn: Robert Goldbloom


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

      If to the Distributor:

             Putnam Retail Management, LP.
             One Post Office Square
             Boston, Massachusetts  02109
             Attn.:  Retirement Plans and Insurance Products

      Or to such other address as may be specified in a written notice given to the other party. The date of service of notice or demand shall be the receipt of any certified mail receipt.

15. The Insurer will distribute all proxy materials furnished by the Funds and will vote shares of the Funds in accordance with instructions received from the Contract Owners of such shares of the Funds. The Insurer shall vote the shares of the Funds for which no instructions have been received in the same proportion as shares of the Funds for which said instructions have been received from Contract Owners provided that the Insurer reserves the right to vote Fund shares held in the Account in its own right, to the extent permitted by law. The Insurer and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the shares of the Funds held for such Contract Owners. The Insurer will provide to the Funds a list of Contract Owners (and their addressees) upon written notice from any officer or director of the Funds. Such information will be used for proxy solicitation purposes only.

16. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit authorities of competent jurisdiction reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

17. (a) Each party ("Indemnifying Party") hereby agrees to defend, indemnify and hold wholly harmless the other party and the Funds ("Indemnified Party") and each of an Indemnified Party's directors, officers, employees, and agents from any liability, loss, cost or expense whatsoever incurred by such Indemnified Party by reason of the Indemnifying Party's breach of its obligations pursuant to this Agreement, including the violation of any applicable federal or state law or regulation.

      (b) An Indemnifying Party shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.


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

         (c) An Indemnifying Party shall not be liable under this indemnification provision or Section 9 with respect to any claim made against an Indemnified Party unless such Indemnified party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying party to such party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

18. (a) Prospectus, advertising and sales literature with respect to the Funds prepared by the Insurer or its agents for use in marketing its Contracts will be submitted to the Distributor for review and acceptance before such material is submitted to the SEC or NASD for review or otherwise used. No such material will be used if the Distributor reasonably objects to its use in writing within ten days after receipt of such material.

(b) Prospectus, advertising and sales literature prepared by the Distributor which name the Insurer or its agents for use in marketing the Funds will be submitted to the Insurer for review and acceptance before such material is submitted to the SEC and NASD for review, or otherwise used. No such materials will be used if the Insurer reasonably objects to its use in writing within ten days after receipt of such materials.

19. Notwithstanding the termination of this Agreement, each party's obligation to indemnify the other pursuant to Sections 9 and 17 shall survive.

20. The Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the SEC setting forth such relief.

21. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

22. This Agreement contains the entire understanding and agreement among the parties with respect to the subject matter of this Agreement and may not be amended except by written agreement of the parties hereto.


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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


AIG Life Insurance Company on its own behalf and on behalf of Separate Account I


By:  ______________________________
       Name:
       Title:


PUTNAM RETAIL MANAGEMENT, LP

By:  ______________________________
       Name:
       Title:


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

                                   SCHEDULE A


Fund                                                          Service Fee
----                                                          -----------
Putnam Fund for Growth and Income                             0.__%
Putnam Health Sciences Trust                                  0.__%
Putnam International Voyager Fund                             0.__%
Putnam New Century Growth Fund                                0.__%
Putnam Voyager Fund                                           0.__%